Exhibit 10.1
SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Sixth Amendment”), dated as of August 14, 2006, is by and between Wild Oats Markets, Inc. (the “Company”) and Perry D. Odak (the “Executive”).
RECITALS
     A. The Executive and the Company entered into an Employment Agreement, dated as of March 6, 2001, as amended by a First Amendment to Employment Agreement, dated as of December 28, 2001, a Second Amendment to Employment Agreement, dated as of June 19, 2002, a Third Amendment to Employment Agreement, dated as of August 12, 2002, and a Fourth Amendment to Employment Agreement, dated as of May 10, 2005 and a Fifth Amendment to Employment Agreement, dated as of June 16, 2006 (collectively referred to herein as the “Employment Agreement”).
     B. The parties intend to enter into good faith negotiations to enter into mutually satisfactory modifications to the Employment Agreement.
     C. The Company has the right to give notice of non-renewal of the Employment Agreement prior to August 15, 2006, and has asked the Executive to agree to extend this notice deadline, to provide additional time for their negotiations.
     D. The Executive has agreed to the Company’s request for an extension of the notice deadline on the terms and conditions set forth below.
AGREEMENT
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendments to the Employment Agreement.
          (a) Term of the Employment Agreement. Section 2 of the Employment Agreement is hereby amended by deleting the penultimate sentence thereof, and replacing it with the following:
     “This Agreement shall continue on a year-to-year basis beyond the end of the fifth year (or a later year if the Agreement has renewed), unless the Company notifies the Executive in writing that the Company does not wish to renew the Agreement. With respect to the year ending March 19, 2007, any such notice of non-renewal must be given by no later than October 16, 2006 (the period between June 19, 2006 and October 16, 2006 being referred to as the “Extended Notice Period”), and with respect to any future years after March 19, 2007, any such notice of non-renewal must be given by no later than nine months prior to the end of the applicable year.”
          (b) Termination of Employment by the Executive for Good Reason. Sections 5(e)(6) and (7) of the Employment Agreement is amended to read as follows:

     ”(6) In the event that the Company shall, in bad faith, fail to engage in negotiations during the Extended Notice Period regarding a new employment agreement or modifications to the Agreement (for example, the conducting of parallel negotiations with third parties with respect to Executive’s positions or the refusal by the Company to negotiate with Executive shall be deemed to be in “bad faith” but the inability or failure by the parties to agree on mutually satisfactory terms shall not in and of itself constitute “Good Reason” hereunder); or
     (7) During the Extended Notice Period, providing the Executive with a notice of non-renewal pursuant to Section 2 of this Agreement prior to October 13, 2006.”
     2. Defined Terms. All terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement.
     3. Inconsistent Provisions. All provisions of the Employment Agreement which have not been amended by this Sixth Amendment shall remain in full force and effect. However, to the extent that there is any inconsistency between the provisions of the Employment Agreement and this Sixth Amendment, the provisions of this Sixth Amendment shall control and be binding.
     4. Counterparts. This Sixth Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single instrument. Execution and delivery may be by facsimile transmission.

     IN WITNESS WHEREOF, this Sixth Amendment to Employment Agreement has been executed by the Company, by its duly authorized officer, and by the Executive, as of the date first above written.

WILD OATS MARKETS, INC.		THE EXECUTIVE

By:	/s/ Freya R. Brier	/s/ Perry D. Odak

Name:	Freya R. Brier	Name:	Perry D. Odak
Title:	Executive Officer